EXHIBIT 99.1

	Press Release	Certegy Inc. 11720 Amber Park Drive Suite 600 Alpharetta, Georgia 30004

FOR IMMEDIATE RELEASE	Date: January 28, 2004	Phone: 678-867-8000 Fax: 678-867-8100 Contact: Mary Waggoner Certegy Inc. VP—Investor and Public Relations 678-867-8004

CERTEGY REPORTS 2003 RESULTS

Fourth Quarter Diluted EPS of $0.50

Before Cumulative Effect of Accounting Change

ALPHARETTA, GA, January 28, 2004—Certegy Inc. (NYSE:CEY) today reported fourth quarter 2003 diluted earnings per share of $0.50, before cumulative effect of accounting change, on revenue of $272.1 million and operating income of $52.5 million. The cumulative effect of accounting change, which relates to the December 31, 2003 adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“FIN 46”), amounted to an after-tax expense of $1.3 million, or $0.02 per diluted share. Certegy reported net income of $30.9 million and diluted earnings per share of $0.48 including the cumulative effect of this accounting change.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

Highlights of the 2003 fourth quarter results (including change in accounting), as compared to the prior year quarter (the 2002 quarter included $2.9 million, or $0.03 per diluted share, of severance charges) are as follows:

•	Revenue increased 3.4% to $272.1 million.
•	Operating income of $52.5 million increased $4.0 million.
•	Net income increased $1.9 million to $30.9 million.
•	Diluted earnings per share of $0.48 increased $0.04 per share.
•	627,300 shares of common stock were repurchased at a cost of $21.1 million.
•	Capital expenditures totaled $9.7 million.

Excluding the $2.9 million charge from the 2002 fourth quarter results and the cumulative effect of accounting change from the 2003 fourth quarter results, operating income increased 2.1%, net income increased 4.8%, and diluted earnings per share increased 8.7%.

“Our two core businesses performed extremely well in the fourth quarter,” said Lee Kennedy, chairman, president and chief executive officer of Certegy Inc. “Check Services delivered 9.5% revenue growth and 16.6% profit growth, which was the strongest quarterly performance in over a year. Our domestic card business continues to achieve strong results, and exceeded our expectations with revenue growth of 10.7% in the fourth quarter and 12.3% for the full year,” he added.

SEGMENT RESULTS

Card Services generated revenue of $162.9 million in the fourth quarter of 2003, or 0.4% below the 2002 quarter. Strong revenue growth of 10.7% in the Company’s North American card issuing operation was offset by declines in South American card issuing and domestic merchant processing revenue. Card Services operating income of $39.9 million increased $1.0 million, or 2.5%, compared to $38.9 million in the fourth quarter of 2002. The prior year quarter included a $1.9 million charge for severance costs. Excluding this charge, operating income declined 2.2%.

Check Services generated revenue of $109.2 million in the fourth quarter of 2003, an increase of 9.5% over the 2002 quarter, driven by new customer signings, migration of verification volume to guarantee volume, and modest improvement in retail sales. Check Services operating income of $17.7 million increased by $2.5 million, or 16.6%, compared to $15.2 million in the corresponding 2002 quarter. The prior year quarter included a $0.7 million charge for severance costs. Excluding this charge, operating income increased by 11.4%.

Corporate expense of $5.1 million decreased by $0.5 million compared to $5.6 million in the fourth quarter of 2002. The prior year quarter included a $0.3 million charge for severance and other costs. Excluding the 2002 charge, corporate expense decreased $0.2 million.

BUSINESS DEVELOPMENTS

Certegy’s global card base increased to 46.4 million at year-end. Domestic card issuing transaction volumes increased by 9.2% over the prior-year quarter, driven primarily by 17.6% growth in debit card transactions.

The Company also extended its contracts with Card Services for Credit Unions (“CSCU”) and the Independent Bankers of America (“ICBA”) to 2009 and 2008, respectively. Total financial institutions served exceed 6,000.

In December, Certegy announced the signing of a multi-year agreement to provide check guarantee services to Belk, Inc., the largest privately owned department store company in the nation.

FULL YEAR FINANCIAL HIGHLIGHTS

For the year ended December 31, 2003, the Company reported diluted earnings per share of $1.40 on revenue of $1.0 billion, operating income of $154.4 million and net income of $92.4 million. These full year 2003 results include other charges of $12.2 million ($7.7 million after-

tax), or $0.12 per diluted share, of contract termination costs as well as other charges, and a $1.3 million ($0.02 per diluted share) after-tax expense related to the cumulative effect of an accounting change. The 2002 results include $12.2 million ($7.7 million after-tax) or $0.11 per diluted share in asset impairment, severance, litigation settlement and other costs.

Highlights for the full year 2003 are as follows:

•	Revenue increased 0.7% to $1.0 billion.
•	Operating income of $154.4 increased $2.5 million.
•	Net income increased $2.4 million to $92.4 million.
•	Diluted earnings per share of $1.40 increased $0.10 per share.
•	2,552,269 shares of common stock were repurchased at a cost of $73.6 million.
•	Capital expenditures totaled $44.0 million.

Excluding the $12.2 million charges in both years and the cumulative effect of accounting change in 2003, operating income increased 1.5%, net income increased 3.8% and diluted earnings per share of $1.54 increased 9.2%.

ACCOUNTING CHANGE

Effective December 31, 2003, Certegy adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“FIN 46”). The adoption of the new accounting standard resulted in a cumulative effect of accounting change expense of $0.02 per diluted share in the fourth quarter of 2003, and is expected to reduce future earnings by approximately $0.01 per diluted share per annum. This change is related to the accounting for the synthetic lease on the Company’s facility located in St. Petersburg, Florida.

OUTLOOK

Certegy provided the following earnings guidance for 2004:

•	Revenue growth of 7.0% to 9.0%, driven by mid-single digit growth in Card Services revenue and low double-digit growth in Check Services revenue.
•	Diluted earnings per share of $1.67 to $1.73.
•	Effective tax rate of 37%.

The Company expects to achieve diluted earnings per share of $0.30 to $0.31 in the first quarter of 2004.

“We expect revenue and earnings per share growth rates to accelerate as we enter the second quarter of 2004 and progress beyond difficult comparisons driven by our Brazilian card operation. Our 2004 guidance includes higher expenses related to healthcare and other benefits, professional liability insurance, Sarbanes-Oxley compliance, and the new synthetic lease accounting requirement,” Mr. Kennedy concluded.

TELECONFERENCE

Management will host a teleconference to discuss fourth quarter earnings on Wednesday, January 28, 2004, at 9:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website after the call ends.

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Certegy (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2003. For more information on Certegy, please visit www.certegy.com.

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The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control, that may cause actual results to differ significantly from what is expressed in those statements. The factors that could, either individually or in the aggregate, affect our performance include the following, which are described in greater detail in the section entitled “Risk Factors” in our Registration Statement on Form S-4 filed on September 26, 2003 with the SEC: Our reliance on a small number of financial industries for the majority of our revenues; our reliance on key strategic relationships; the necessity to maintain qualifications set by bank card associations in order to continue to provide transaction processing services; potential liability when merchant customers cannot or do not reimburse us for charge-backs resolved in favor of cardholders, or when checks we warrant are dishonored by the check writer’s bank; potential loss of customers from continued consolidation in the financial services and in retail industries; changes in regulation or industry standards applicable to our businesses or those of our customers; the level of economic growth or other factors affecting demand for our products and services; ability to maintain or improve our competitive positions against current and potential competitors; database security and reliability of our information technology systems; risks associated with investments and operations in foreign countries, including exchange rate fluctuations and local political, social, and economic factors, and those other risks listed in the above-referenced section of our Form S-4.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2003	2002
Revenues	$272,112	$263,251

Operating expenses(1):
Costs of services	193,472	184,594
Selling, general and administrative	26,121	27,233
Other charges(2)	—	2,865

	219,593	214,692

Operating income	52,519	48,559
Other income, net	882	197
Interest expense	(2,596)	(1,775)

Income before income taxes and cumulative effect of a change in accounting principle	50,805	46,981
Provision for income taxes	(18,553)	(17,971)

Income before cumulative effect of a change in accounting principle	32,252	29,010
Cumulative effect of a change in accounting principle, net of $832 income tax benefit(3)	(1,335)	—

Net income	$30,917	$29,010

Basic earnings per share:
Income before cumulative effect of accounting change	$0.50	$0.44
Cumulative effect of accounting change	(0.02)	—

Net income	$0.48	$0.44

Average shares outstanding	64,001	66,300

Diluted earnings per share:
Income before cumulative effect of accounting change	$0.50	$0.44
Cumulative effect of accounting change	(0.02)	—

Net income	$0.48	$0.44

Average shares outstanding	65,013	66,592

Revenues and operating income of the Company’s reportable segments for the three months ended December 31, 2003 and 2002 are as follows:

	Three Months Ended December 31,
Revenues:	2003	2002

Card Services	$162,923	$163,563
Check Services	109,189	99,688

	$272,112	$263,251

Operating income(2):
Card Services	$39,905	$38,920
Check Services	17,736	15,211

	57,641	54,131
General corporate expense	(5,122)	(5,572)

	$52,519	$48,559

(1)	Certain 2002 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current year presentation.

(2)	Other charges of $2.9 million in 2002 ($1.8 million after-tax) is primarily comprised of severance and related charges, $1.9 million in Card Services, $0.7 million in Check Services, and $0.3 million in general corporate expense.

(3)	The cumulative effect of accounting change expense of $1.3 million reflects the adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” on December 31, 2003 related to the synthetic lease on our St. Petersburg, Florida facility.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

(In thousands, except per share amounts)

	Twelve Months Ended December 31,
	2003	2002
Revenues	$1,015,464	$1,007,968

Operating expenses(1):
Costs of services	732,762	731,805
Selling, general and administrative	116,099	111,984
Other charges(2)	12,203	12,230

	861,064	856,019

Operating income	154,400	151,949
Other income, net	2,339	1,119
Interest expense	(7,950)	(7,120)

Income before income taxes and cumulative effect of a change in accounting principle	148,789	145,948
Provision for income taxes	(55,052)	(55,964)

Income before cumulative effect of a change in accounting principle	93,737	89,984
Cumulative effect of a change in accounting principle, net of $832 income tax benefit(3)	(1,335)	—

Net income	$92,402	$89,984

Basic earnings per share:
Income before cumulative effect of accounting change	$1.44	$1.32
Cumulative effect of accounting change	(0.02)	—

Net income	$1.42	$1.32

Average shares outstanding	65,094	68,254

Diluted earnings per share:
Income before cumulative effect of accounting change	$1.42	$1.30
Cumulative effect of accounting change	(0.02)	—

Net income	$1.40	$1.30

Average shares outstanding	65,870	69,033

Revenues and operating income of the Company’s reportable segments for the twelve months ended December 31, 2003 and 2002 are as follows:

	Twelve Months Ended December 31,
	2003	2002
Revenues:
Card Services	$644,463	$660,903
Check Services	371,001	347,065

	$1,015,464	$1,007,968

Operating income(2):
Card Services	$128,360	$129,376
Check Services	44,561	41,883

	172,921	171,259
General corporate expense	(18,521)	(19,310)

	$154,400	$151,949

(1)	Certain 2002 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current year presentation.

(2)	Other charges of $12.2 million in 2003 ($7.7 million after-tax) represent $9.6 million of early termination costs associated with a data processing contract and $2.6 million of other net charges primarily related to the downsizing of the Company’s Brazilian card operation. Other charges of $12.2 million in 2002 ($7.7 million after-tax) represent a $4.2 million asset impairment charge related to the Company's Brazilian card operation, a $4.0 million litigation settlement in Check Services, and $4.0 million of primarily severance and related charges.

(3)	The cumulative effect of accounting change expense of $1.3 million reflects the adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” on December 31, 2003 related to the synthetic lease on our St. Petersburg, Florida facility.

CERTEGY INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2003 AND 2002

(In thousands)

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$22,280	$14,166
Settlement deposits	29,638	27,104
Trade accounts receivable, net of allowance for doubtful accounts of $1,883 and $2,628, respectively	108,158	104,597
Settlement receivables	65,172	78,636
Claims recoverable	46,478	50,309
Other current assets	49,902	37,188

Total current assets	321,628	312,000
Property and equipment, net	58,897	38,637
Goodwill, net	187,627	168,956
Other intangible assets, net.	31,799	31,342
Systems development and other deferred costs, net	118,788	96,706
Other assets, net	66,308	54,500

Total assets	$785,047	$702,141

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$22,280	$22,916
Settlement payables	94,810	105,740
Claims payable	38,270	48,306
Accrued salaries and bonuses	12,324	10,639
Income taxes payable	8,887	8,545
Other current liabilities	67,522	54,784

Total current liabilities	244,093	250,930
Long-term debt	222,399	214,200
Deferred income taxes	43,939	32,801
Other long-term liabilities	13,477	5,767

Total liabilities	523,908	503,698

Shareholders’ equity:
Common stock	695	695
Paid-in capital	249,351	249,115
Retained earnings	226,495	140,552
Deferred compensation	(10,187)	(9,116)
Accumulated other comprehensive loss	(75,854)	(114,799)
Treasury stock	(129,361)	(68,004)

Total shareholders’ equity	261,139	198,443

Total liabilities and shareholders’ equity	$785,047	$702,141

CERTEGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

(In thousands)

	Twelve Months Ended December 31,
	2003	2002
Cash flows from operating activities:
Net income	$92,402	$89,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,030	39,050
Amortization of deferred compensation and financing costs	5,438	5,069
Tax benefit from exercise of stock options	1,298	3,670
Cumulative effect of a change in accounting principle	1,335	—
Other noncash items	5,045	5,059
Deferred income taxes	13,602	6,849
Changes in assets and liabilities:
Accounts receivable, net	(2,954)	(5,450)
Current liabilities, excluding settlement and claims payables	(3,554)	(5,885)
Claims accounts, net	(5,092)	(2,031)
Other current assets	(2,077)	(3,660)
Other long-term liabilities	(141)	(279)
Other assets	(9,236)	(5,721)

Net cash provided by operating activities	138,096	126,655

Cash flows from investing activities:
Capital expenditures	(43,955)	(48,961)
Acquisitions	(4,521)	(10,433)

Net cash used in investing activities	(48,476)	(59,394)

Cash flows from financing activities:
Net repayments on revolving credit facility	(214,200)	(15,800)
Proceeds from bond issuance, net of discount and payment of debt issue costs	196,130	—
Proceeds from exercise of stock options	5,502	15,935
Treasury stock purchases	(73,550)	(79,554)
Dividends paid	(3,242)	—
Other	(32)	(359)

Net cash used in financing activities	(89,392)	(79,778)

Effect of foreign currency exchange rates on cash	7,886	(991)

Net cash provided (used)	8,114	(13,508)
Cash and cash equivalents, beginning of year	14,166	27,674

Cash and cash equivalents, end of year	$22,280	$14,166

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1. Revenues by product and service offering are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Issuer Services	$107,648	$116,145	$110,573	$114,130	$448,496	$113,470	$114,298	$116,408	$118,346	$462,522
Check Services	77,623	82,857	86,897	99,688	347,065	82,993	87,076	91,743	109,189	371,001
Merchant Processing	48,566	54,248	54,104	45,988	202,906	40,385	43,679	44,216	42,068	170,348
Software and Support	1,005	2,119	2,932	3,445	9,501	3,321	2,339	3,424	2,509	11,593

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392	$255,791	$272,112	$1,015,464

2. Revenues by geographic area (based on location of customer) are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Domestic	$190,106	$208,711	$209,988	$215,802	$824,607	$195,090	$208,169	$216,805	$227,789	$847,853
International	44,736	46,658	44,518	47,449	183,361	45,079	39,223	38,986	44,323	167,611

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392	$255,791	$272,112	$1,015,464

3. Revenues are comprised of the following (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Product and Service Fees	$180,310	$192,809	$194,984	$212,002	$780,105	$191,527	$193,657	$203,929	$222,088	$811,201
Interchange Fees	39,475	43,932	43,834	35,391	162,632	31,699	34,508	34,582	32,211	133,000
Reimbursable Expenses	15,057	18,628	15,688	15,858	65,231	16,943	19,227	17,280	17,813	71,263

	$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392	$255,791	$272,112	$1,015,464

In 2002, the Company adopted Emerging Issues Task Force Issue No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred,” which required that reimbursements received for out-of-pocket expenses be reclassified as revenues. In 2002, the Company disclosed the quarterly amounts reclassified to revenues as required by the adoption of EITF 01-14 and certain other reclassifications, including service fees from collection activities related to our check guarantee business. Prior to the adoption of EITF 01-14, service fees were netted against collection expense in the consolidated statements of income. These fees are included in product and service fees above.

4. Currency translation increased (decreased) revenues and operating income in the twelve months ended December 31, 2003 as compared with the prior year as follows (in thousands):

	Revenues
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$(3,243)	$489	$1,393	$2,957	$1,596
Check Services	1,533	1,442	587	1,512	5,074

	$(1,710)	$1,931	$1,980	$4,469	$6,670

	Operating Income, Before Charges
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$(580)	$636	$(137)	$(441)	$(522)
Check Services	225	302	128	476	1,131

	$(355)	$938	$(9)	$35	$609

	Operating Income, After Charges
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$811	$636	$(137)	$(441)	$869
Check Services	208	302	128	476	1,114

	$1,019	$938	$(9)	$35	$1,983

5. Check volumes in dollars are as follows (in millions):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Domestic	$7,107	$7,662	$7,683	$9,197	$31,649	$7,145	$7,499	$7,783	$9,368	$31,795
International	734	805	832	934	3,305	761	811	830	995	3,397

	$7,841	$8,467	$8,515	$10,131	$34,954	$7,906	$8,310	$8,613	$10,363	$35,192

Guarantee	$5,931	$6,413	$6,533	$7,787	$26,664	$6,251	$6,606	$6,962	$8,220	$28,039
Verification	1,910	2,054	1,982	2,344	8,290	1,655	1,704	1,651	2,143	7,153

	$7,841	$8,467	$8,515	$10,131	$34,954	$7,906	$8,310	$8,613	$10,363	$35,192

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

6. Number of cards and accounts processed (end of period) are as follows (in thousands):

	2002				2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cards:
Domestic	21,850	22,014	22,246	22,497	22,749	23,010	23,347	23,407
International	21,317	21,960	23,970	24,182	23,094	22,054	21,871	23,040

	43,167	43,974	46,216	46,679	45,843	45,064	45,218	46,447

Accounts:
Domestic	16,699	16,889	17,111	17,089	17,411	17,642	17,903	18,000
International	18,937	19,302	20,538	20,766	19,977	19,014	18,874	20,032

	35,636	36,191	37,649	37,855	37,388	36,656	36,777	38,032

7. Merchant volumes in dollars and number of transactions are as follows:

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Dollars (in millions)	$2,169	$2,422	$2,409	$1,941	$8,941	$1,763	$1,882	$1,960	$1,861	$7,466

Number of Transactions (in thousands)	30,940	33,658	33,627	25,883	124,108	20,616	21,743	22,724	21,533	86,616

8. Depreciation and amortization by segment is as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$8,111	$7,918	$7,961	$7,896	$31,886	$7,715	$7,999	$8,400	$8,106	$32,220
Check Services	1,809	1,616	1,632	1,515	6,572	1,801	2,001	2,384	2,502	8,688
Corporate	86	97	135	274	592	296	250	272	304	1,122

	$10,006	$9,631	$9,728	$9,685	$39,050	$9,812	$10,250	$11,056	$10,912	$42,030

9. Capital expenditures and acquisitions are as follows (in thousands):

	2002					2003
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures	$12,137	$14,713	$12,847	$9,264	$48,961	$8,432	$15,138	$10,722	$9,663	$43,955

Acquisitions, net of cash acquired	$—	$—	$—	$10,433	$10,433	$—	$—	$4,521	$—	$4,521

10. Certegy provided the following guidance with respect to 2004:

-	Consolidated revenue is expected to increase 7% to 9%.
-	Diluted earnings per share is expected to be $1.67 to $1.73.
-	Card Services revenue growth is expected to be in the mid-single digits.
-	Merchant processing is expected to grow in the low-single digits.
-	Revenue from software and support is expected to contribute approximately $5 million to $6 million in revenue.
-	Check Services revenue is expected to increase in the low-double digits.
-	Corporate expense is expected to increase by approximately $2 million.
-	Operating margin is expected to improve by 30-50 basis points.
-	Interest expense is expected to approximate $11 million to $12 million.
-	The effective tax rate is expected to be 37%.
-	Free cash flow, after estimated capital expenditures of $45 million, is expected to approximate $100 to $105 million. Excess cash will be applied to the payment of dividends and share repurchases. However, the extent of share repurchases could change based upon the use of cash for acquisition opportunities.
-	Acquisitions are not considered in the guidance.